Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS SECOND QUARTER

2019 RESULTS

— Quarterly Rental Income Grows 4.5% Above Prior Year —

GREAT NECK, New York, August 7, 2019 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on net leased properties, today announced operating results for the quarter ended June 30, 2019.

Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty, stated “The acquisitions we have made over the past year, including over $26 million in the first six months of 2019, resulted in $1.6 million of incremental revenues, providing strong support for our ongoing strategy of acquiring accretive industrial properties that produce value and sustained cash flow. While we continue to manage challenges related to several properties that are affecting results, the benefits of acquiring well-located, accretive assets, combined with maximizing value through opportunistic dispositions, will continue to partially offset the impact, evidenced by the 4.5% growth in rental income we realized compared to the prior year second quarter. We also took steps to improve our access to capital, extending the term and scope of our credit facility, providing us with additional financial flexibility to support additional opportunities that will create long-term value for our stockholders.”

Operating Results:

Rental income grew 4.5% to $20.7 million in the second quarter of 2019, from $19.8 million in the second quarter of 2018 due primarily to the net impact of acquisitions and dispositions in 2018.

Total operating expenses in the second quarter of 2019 were $12.1 million compared to $11.0 million for the second quarter of 2018. Contributing to the change were increases in legal and real estate tax expenses associated with the Round Rock, Texas property and the net impact of acquisitions and dispositions in 2018.

Net income attributable to One Liberty in the second quarter of 2019 was $4.1 million, or $0.20 per diluted share, compared to $4.5 million, or $0.23 per diluted share, in the second quarter of 2018. Net income for the 2019 quarter includes a $1.1 million, or $0.06 per diluted share, gain on the sale of real estate, of which the non-controlling interest’s share is $422,000, or $0.02 per diluted share. There were no property sales in the second quarter of 2018.

Funds from Operations, or FFO, was $9.0 million, or $0.45 per diluted share, for the second quarter of 2019, compared to $9.9 million, or $0.51 per diluted share, in the second quarter of 2018.

Adjusted Funds from Operations, or AFFO, was $9.5 million, or $0.48 per diluted share, for the quarter ended June 30, 2019, compared to $10.5 million, or $0.54 per diluted share, for the corresponding quarter in the prior year.

FFO and AFFO on an absolute basis declined $876,000 and $1.0 million, respectively, in the second quarter of 2019 compared to the second quarter of 2018. FFO and AFFO were impacted in the current quarter by a decrease in operating income and equity in earnings of an aggregate of $1.2 million from three previously disclosed challenged properties (i.e., Round Rock, Texas, Beachwood, Ohio and Manahawkin, New Jersey). FFO and AFFO were also impacted by increased interest expense of $536,000 and an $816,000 reduction in rental income and equity in earnings from properties that were sold. These impacts were partially offset by $1.3 million in incremental rent income, net of $262,000 related real estate expenses, from $88 million of acquisitions made over the past twelve months, and $321,000 of increased rental income from the expansion of our Hauppauge, New York property.

Further, per share diluted net income, FFO and AFFO were impacted during the quarter ended June 30, 2019 by an average increase of approximately 572,000 shares in the weighted average number of shares of common stock outstanding during the second quarter of 2019 from the second quarter of 2018 due to stock issuances pursuant to One Liberty’s at-the-market offering (ATM), dividend reinvestment and equity incentive programs. A reconciliation of GAAP amounts to non-GAAP amounts is presented with the financial information included in this release.

Balance Sheet:

At June 30, 2019, the Company had $17.4 million of cash and cash equivalents, total assets of $797.7 million, total debt of $466.1 million, and total stockholders’ equity of $293.4 million. As previously disclosed, the Company extended its credit facility through 2022 and enhanced its ability to borrow funds for renovation and operating expense purposes.

At August 2, 2019, One Liberty’s available liquidity was approximately $74.2 million, including approximately $4.5 million of cash and cash equivalents (net of the credit facility’s required $3.0 million deposit maintenance balance) and upon attainment of borrowing base levels, up to $69.7 million available under its credit facility.

Acquisitions and Dispositions:

During the current quarter, One Liberty acquired four industrial properties for an aggregate purchase price of $26.7 million and sold one property for a gain of $1.1 million, before giving effect to the non-controlling interest’s share of $422,000.

Subsequent Events:

On July 24, 2019, One Liberty acquired an 80,000 square foot Class A industrial facility on 11 acres located in LaGrange, Georgia, for $5.2 million.  Constructed in 2013, the concrete tilt industrial warehouse is leased to Nissan North America, Inc., the primary operating subsidiary of Nissan Motor Co., Ltd. in North America, which has an investment grade credit rating of “A-” from S&P.  The property is leased through December 31, 2028 at an annual base rent of $312,000 with annual increases of 2% and two five-year renewal options.

Non-GAAP Financial Measures:

One Liberty computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization (including amortization of deferred leasing costs), plus impairment write-downs of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. One Liberty computes AFFO by adjusting from FFO for straight-line rent accruals and amortization of lease intangibles, deducting lease termination fees and gain on extinguishment of debt and adding back amortization of restricted stock compensation, amortization of costs in connection with its financing activities (including its share of its unconsolidated joint ventures) and debt prepayment costs. Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. FFO and AFFO should not be an alternative to net income as a reliable measure of our operating performance nor as an alternative to cash flows as measures of liquidity. FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and in particular “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included therein. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated in Maryland in 1982. The Company acquires, owns and manages a geographically diversified portfolio consisting primarily of industrial, retail, restaurant, health and fitness and theater properties. Many of these properties are subject to long term net leases under which the tenant is typically responsible for the property’s real estate taxes, insurance and ordinary maintenance and repairs.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.onelibertyproperties.com

ONE LIBERTY PROPERTIES, INC.

CONDENSED BALANCE SHEETS

(Amounts in Thousands)

	(Unaudited)
	June 30,	December 31,
	2019	2018

ASSETS
Real estate investments, net	$719,513	$705,459
Investment in unconsolidated joint ventures	10,724	10,857
Cash and cash equivalents	17,381	15,204
Restricted cash	337	1,106
Unbilled rent receivable	14,394	13,722
Unamortized intangible lease assets, net	26,001	26,541
Other assets	9,312	8,023
Total assets	$797,662	$780,912

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of $4,352 and $4,298 of deferred financing costs, respectively	$434,151	$418,798
Line of credit-outstanding, net of $156 and $312 of deferred financing costs, respectively	31,994	29,688
Unamortized intangible lease liabilities, net	12,546	14,013
Other liabilities	24,360	19,818
Total liabilities	503,051	482,317

Total One Liberty Properties, Inc. stockholders' equity	293,382	297,146
Non-controlling interests in consolidated joint ventures	1,229	1,449
Total equity	294,611	298,595
Total liabilities and equity	$797,662	$780,912

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Rental income, net	$20,719	$19,752	$41,874	$39,286

Operating expenses:
Depreciation and amortization	5,440	5,250	10,787	10,432
General and administrative	3,005	2,969	6,176	5,928
Real estate expenses	3,511	2,592	6,852	5,336
State taxes	108	154	187	227
Total operating expenses	12,064	10,965	24,002	21,923

Other operating income
Gain on sale of real estate, net	1,099	-	1,099	2,408
Operating income	9,754	8,787	18,971	19,771

Other income and expenses:
Equity in earnings (loss) of unconsolidated joint ventures	34	348	(82)	543
Equity in earning from sale of unconsolidated joint venture property	-	71	-	71
Other income	6	6	10	10
Interest:
Expense	(4,981)	(4,445)	(9,843)	(8,747)
Amortization and write-off of deferred financing costs	(255)	(221)	(487)	(449)

Net income	4,558	4,546	8,569	11,199

Net income attributable to non-controlling interests	(446)	(29)	(486)	(831)

Net income attributable to One Liberty Properties, Inc.	$4,112	$4,517	$8,083	$10,368

Net income per share attributable to common stockholders-diluted	$0.20	$0.23	$0.39	$0.53

Funds from operations - Note 1	$8,984	$9,860	$18,419	$19,450
Funds from operations per common share-diluted - Note 2	$0.45	$0.51	$0.93	$1.01

Adjusted funds from operations - Note 1	$9,466	$10,467	$19,477	$20,614
Adjusted funds from operations per common share-diluted - Note 2	$0.48	$0.54	$0.98	$1.07

Weighted average number of common shares outstanding:
Basic	19,023	18,519	18,959	18,458
Diluted	19,129	18,593	19,060	18,532

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Note 1:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$4,112	$4,517	$8,083	$10,368
Add: depreciation and amortization of properties	5,331	5,165	10,576	10,263
Add: our share of depreciation and amortization of unconsolidated joint ventures	131	191	266	407
Add: amortization of deferred leasing costs	109	85	211	169
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	3	-	11	-
Deduct: gain on sale of real estate	(1,099)	-	(1,099)	(2,408)
Deduct: equity in earnings from sale of unconsolidated joint venture property	-	(71)	-	(71)
Adjustments for non-controlling interests	397	(27)	371	722

NAREIT funds from operations applicable to common stock	8,984	9,860	18,419	19,450

Deduct: straight-line rent accruals and amortization of lease intangibles	(696)	(499)	(1,308)	(1,025)
(Deduct) add: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	(25)	10	(35)	20
Add: amortization of restricted stock compensation	938	856	1,892	1,682
Add: amortization and write-off of deferred financing costs	255	222	487	449
Add: our share of amortization and write-off of deferred financing costs of unconsolidated joint ventures	4	6	8	12
Adjustments for non-controlling interests	6	12	14	26

Adjusted funds from operations applicable to common stock	$9,466	$10,467	$19,477	$20,614

Note 2:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$0.20	$0.23	$0.39	$0.53
Add: depreciation and amortization of properties	0.27	0.27	0.56	0.54
Add: our share of depreciation and amortization of unconsolidated joint ventures	0.01	0.01	0.01	0.02
Add: amortization of deferred leasing costs	0.01	-	0.01	0.01
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	-	-	-	-
Deduct: gain on sale of real estate	(0.06)	-	(0.06)	(0.13)
Deduct: equity in earnings from sale of unconsolidated joint venture property	-	-	-	-
Adjustments for non-controlling interests	0.02	-	0.02	0.04

NAREIT funds from operations per share of common stock-diluted (a)	0.45	0.51	0.93	1.01

Deduct: straight-line rent accruals and amortization of lease intangibles	(0.03)	(0.03)	(0.07)	(0.05)
(Deduct) add: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	-	-	-	-
Add: amortization of restricted stock compensation	0.05	0.05	0.10	0.09
Add: amortization and write-off of deferred financing costs	0.01	0.01	0.02	0.02
Add: our share of amortization and write-off of deferred financing costs of unconsolidated joint ventures	-	-	-	-
Adjustments for non-controlling interests	-	-	-	-

Adjusted funds from operations per share of common stock-diluted (a)	$0.48	$0.54	$0.98	$1.07

(a)	The weighted average number of diluted common shares used to compute FFO and AFFO applicable to common stock includes unvested restricted shares that are excluded from the computation of diluted EPS.